Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Hennessy Advisors, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                         /s/KPMG LLP

San Francisco, California
July 25, 2005